EXHIBIT 99.2


                              Financial Statements

                           The National Registry, Inc.

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
             WITH REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                           The National Registry, Inc.

                              Financial Statements


                  Years ended December 31, 1996, 1995 and 1994




                                    CONTENTS

Report of Independent Certified Public Accountants...........................1

Audited Financial Statements

Balance Sheets...............................................................2
Statements of Operations.....................................................4
Statements of Stockholders' Equity (Deficit).................................5
Statements of Cash Flows.....................................................8
Notes to Financial Statements................................................9

               Report of Independent Certified Public Accountants

Stockholders and Board of Directors
The National Registry, Inc.

We have audited the accompanying balance sheets of The National Registry, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The National Registry, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.




                                          Ernst & Young LLP

Tampa, Florida
March 4, 1997

                           THE NATIONAL REGISTRY, INC.

                                 BALANCE SHEETS


                                                               DECEMBER 31
                                                          1996            1995
                                                         ------          ------
                                                             (IN THOUSANDS)
ASSETS
Current assets:
Cash and cash equivalents                                $  914          $  178
Receivables:
Trade                                                       362              --
Other                                                        98              22
Note--related party                                          --              60
                                                         ------          ------
                                                            460              82
Inventory                                                    --             143
Prepaid expenses                                            199             182
Deferred charges                                              6             159
Other                                                        23              11
                                                         ------          ------
Total current assets                                      1,602             755


Equipment:
Computer equipment                                        2,568           1,848
Office equipment and other                                  381             215
                                                         ------          ------
                                                          2,949           2,063
Less accumulated depreciation                            (1,824)         (1,323)
                                                         ------          ------
                                                          1,125             740

Investment                                                  105             105
                                                         ------          ------
Total assets                                             $2,832          $1,600
                                                         ======          ======

                           THE NATIONAL REGISTRY, INC.

                                                               DECEMBER 31
                                                            1996         1995
                                                          --------     --------
                                                              (IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
Accounts payable                                          $    368     $    220
Accrued compensation                                           346           13
Other accrued expenses                                         367          226
Accrued legal and professional fees                            267           51
                                                          --------     --------
Total current liabilities                                    1,348          510

Commitments and contingencies

STOCKHOLDERS' EQUITY Common stock, $.01 par value:
Authorized--75,000,000 shares
Issued and outstanding--34,401,005 and 24,244,253
shares in 1996 and 1995                                        344          242
Preferred stock, $.01 par value convertible:
Authorized--1,000,000 shares
Issued and outstanding--100,000 shares in 1996
and 1995 (liquidation preference of $100 per share)              1            1
Capital in excess of par value                              34,301       26,475
Accumulated deficit                                        (33,019)     (25,376)
Unamortized deferred compensation                             (143)        (252)
                                                          --------     --------
Total stockholders' equity                                   1,484        1,090
                                                          --------     --------
Total liabilities and stockholders' equity                $  2,832     $  1,600
                                                          ========     ========

SEE ACCOMPANYING NOTES.

                         THE NATIONAL REGISTRY, INC.

                           STATEMENTS OF OPERATIONS


                                                   YEAR ENDED DECEMBER 31
                                               1996         1995         1994
                                             --------     --------     --------
                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                          AMOUNTS)

Revenue                                      $  2,305     $    401     $     --
Cost of revenue                                 1,292          274           --
                                             --------     --------     --------
Gross profit (loss)                             1,013         (127)          --

Operating expenses:
Selling and marketing                           3,445        1,622        1,431
Product development                             2,388        2,056        3,114
General and administrative                      2,697        1,601        2,564
                                             --------     --------     --------
Total operating expenses                        8,530        5,279        7,109

Other income:
Interest income                                   177           82          103
                                             --------     --------     --------
Net loss                                     $ (7,340)    $ (5,070)    $ (7,006)
                                             ========     ========     ========

Net loss per common share                    $  (0.26)    $  (0.22)    $  (0.37)
                                             ========     ========     ========

Weighted average number of shares
outstanding                                    28,077       23,238       19,093
                                             ========     ========     ========

SEE ACCOMPANYING NOTES.


                           THE NATIONAL REGISTRY, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                        CAPITAL                   UNAMORTIZED
                                   COMMON STOCK     PREFERRED STOCK    IN EXCESS    ACCUMULATED    DEFERRED
                                  SHARES   AMOUNT   SHARES   DEFICIT     OF PAR       DEFICIT     COMPENSATION  TOTAL
                                 -------   ------   ------   -------   ---------    -----------   ------------  ------
Balance at December 31, 1993     18,624     $186     100       $1       $20,729      $(13,300)     $(1,170)     $6,446
  Issuance of common
   stock, net of offering
   costs, on August 5,              377        4      --       --           747            --           --         751
   1994 at $2.00/share
  Cancellation of
   compensatory stock                --       --      --       --          (784)           --          370        (414)
   options
  Stock gifted by                    --       --      --       --           195            --           --         195
   principal stockholder
  Expense related to stock
   option plans                      --       --      --       --            --            --          563         563
  Issuance of common stock
   upon exercise of stock
   options at $2.25/share             8       --      --       --            16            --           --          16
  Issuance of common stock
   upon exercise of stock
   options at $.01/share            450        4      --       --            --            --           --           4
  Issuance of common stock
   upon exercise of                 150        2      --       --            73            --           --          75
   warrants at $.50/share
  Issuance of common stock
   as compensation                   --       --      --       --           183            --           --         183
  Issuance of common stock
   upon exercise of stock
   options at $.00/share            155        2      --       --           613            --           --         615
  Net loss                           --       --      --       --            --        (7,006)          --       (7006)
                                 ------     ----     ---       --       -------      --------      -------      ------
Balance at December 31, 1994     19,763     $198     100       $1       $21,772       (20,306)        (237)      1,428
                                 ======     ====     ===       ==       =======      ========      =======      ======


                           THE NATIONAL REGISTRY, INC.

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                       CAPITAL                   UNAMORTIZED
                                   COMMON STOCK    PREFERRED STOCK    IN EXCESS    ACCUMULATED     DEFERRED
                                 SHARES    AMOUNT   SHARES   AMOUNT    OF PAR        DEFICIT     COMPENSATION     TOTAL
                                 ------    ------  -------   ------   ---------    -----------   ------------    -------
Balance at December 31, 1994     19,763     $198      100      $1      $21,772      $(20,306)       $(237)       $ 1,428

 Issuance of common stock           150        1       --       1           (1)           --           --             --
  at no cost
 Issuance of common stock,
   net of offering costs,
   at $1.00 per share             4,000       40       --      --        3,928            --           --          3,968
 Cancellation of compensatory
  stock options                      --       --       --      --         (125)           --          106           (19)
 Granting of compensatory
  stock options                      --       --       --      --          372            --         (372)           --
 Repricing of compensatory
  stock options                      --       --       --      --           74            --          (74)           --
 Expense related to stock
  option plans                       --       --       --      --           --            --          325           325
 Issuance of common stock
  upon exercise of stock
  options at $1.50 per share        306        3       --      --          455            --           --           458
 Issuance of common stock
  upon exercise of stock
  options at $.01 per share          25       --       --      --           --             --          --            --
 Net loss                            --       --       --      --           --         (5,070)         --        (5,070)
                                 ------     ----      ---      --      -------        -------       -----       -------
Balance at December 31, 1995     24,244      242      100      $1      $26,475        (25,376)      $(252)      $ 1,090
                                 ======     ====      ===      ==      =======        =======       =====       =======


                           THE NATIONAL REGISTRY, INC.

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                     CAPITAL                   UNAMORTIZED
                                  COMMON STOCK    PREFERRED STOCK   IN EXCESS   ACCUMULATED     DEFERRED
                                SHARES    AMOUNT   SHARES   AMOUNT    OF PAR      DEFICIT      COMPENSATION     TOTAL
                                -------   ------  -------   ------  ---------   -----------    ------------    -------
Balance at December 31, 1995     24,244    $242     100       $1      $26,475     $(25,376)       $(252)       $ 1,090
  Issuance of Series B
   preferred stock, net of
   offering costs, at                --      --       1       --        7,280           --           --          7,280
   $10,000 per share
  Dividend on Series B
   preferred stock at 8%             --      --      --       --          303         (303)          --             --
  Conversion of Series B
   preferred stock to
   common stock at various        9,927     100      (1)      --         (100)          --           --             --
   exchange rates
  Expense related to stock
   option plans                      --      --      --       --           --           --          109            109
  Issuance of common stock
   upon exercise of stock
   options at $1.50 per             230       2      --       --          343           --           --            345
   share
  Net loss                           --      --      --       --           --       (7,340)          --         (7,340)
                                -------    ----     ---       --      -------     --------        -----       --------
Balance at December 31, 1996     34,401    $344     100       $1      $34,301     $(33,019)       $(143)      $  1,484
                                =======    ====     ===       ==      =======     ========        =====       ========

                            SEE ACCOMPANYING NOTES.

                           THE NATIONAL REGISTRY, INC.

                            STATEMENTS OF CASH FLOWS


                                                   YEAR ENDED DECEMBER 31
                                                 1996       1995       1994
                                              ---------------------------------
                                                       (IN THOUSANDS)
CASH USED IN OPERATING ACTIVITIES
Net loss                                        $(7,340)    $(5,070)    $(7,006)
Adjustments to reconcile net loss to net
 cash used in operating activities:
  Compensation applicable to stock option           109         306         764
   grants
  Compensation applicable to stock gift
   by principal stockholder                          --          --         195
  Compensation applicable to Phoenix                 --          --         183
   stock grant
  Depreciation                                      536         525         647
  Changes in operating assets and liabilities:
   (Increase) decrease in assets:
    Receivables                                    (378)        (22)        (60)
    Inventory                                       143        (143)         32
    Prepaid expense                                 (17)        (29)         22
    Deferred charges                                153        (159)         --
    Other assets                                    (12)         20          18
  Increase (decrease) in liabilities:
    Accounts payable                                148         151          87
    Accrued expenses                                690          86          --
                                                -------     -------     -------
Net cash used in operating activities            (5,968)     (4,335)     (5,118)

CASH USED IN INVESTING ACTIVITIES
Purchase of equipment                              (921)       (453)       (475)
Increase in investments                              --        (105)         --
                                                -------     -------     -------
Net cash used in investing activities              (921)       (558)       (475)

CASH PROVIDED BY FINANCING ACTIVITIES
Proceeds from issuance of preferred stock         7,280          --          --
Proceeds from issuance of common stock              345       4,426         846
                                                -------     -------     -------
Net cash provided by financing activities         7,625       4,426         846
                                                -------     -------     -------

Net increase (decrease) in cash                     736        (467)     (4,747)
Cash and cash equivalents at beginning of           178         645       5,392
period
                                                -------     -------     -------
Cash and cash equivalents at end of period      $   914     $   178     $   645
                                                =======     =======     =======

SEE ACCOMPANYING NOTES.

                           THE NATIONAL REGISTRY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996


1. THE COMPANY

Prior to 1996, the Company was a development stage company. As a result of the operating revenues generated in 1996, management no longer considers the Company to be a development stage company. The Company's objective is to be a leading provider of electronic identification systems and services utilizing biometric identification technology. The Company is in the process of developing and marketing various identification systems using finger image identification technology. Biometric identification technology analyzes and measures certain biological characteristics of an individual, such as a fingerprint or voiceprint, to create a unique identifier which can be electronically stored and retrieved to positively identify that individual. The Company believes that biometric identification technology provides a more reliable means of identification and, therefore, greater security than nonbiometric methods which currently rely upon cards, keys, passwords, or personal information to identify an individual. These nonbiometric identifiers can be lost, stolen, duplicated, transferred or discovered by unauthorized persons.

Completion of negotiations of contracts, retention of key employees and consultants, and the Company's ability to finance future development by raising additional capital are factors that may impact the Company's operations beyond 1996.

With the proceeds from the sale of preferred stock on February 6, 1997 (see Note
9) the Company believes it has sufficient cash to continue its operations through early to mid 1998. The Company has prepared an analysis of its anticipated cash flows for 1997 and has controls in place, including a periodic review by its Executive Committee of actual vs. budgeted operations, in order to assure that its resources are used in accordance with the guidelines set forth in the Company's analysis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION AND DEFERRED CHARGES

Operating revenue is derived from the lease of company installed equipment and software as well as ongoing maintenance of the equipment and software. The Company recognizes revenue ratably over the term of the leases which generally are one to three years. The Company capitalizes the costs associated with installation of the equipment and software as deferred charges. These costs are amortized ratably over the life of the related lease. The cost of the

                           THE NATIONAL REGISTRY, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

equipment is amortized to cost of sales over the term of the lease which is generally its estimated useful life. Royalty fees are charged to cost of revenues as incurred.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

PREPAID EXPENSE

Prepaid expense consists primarily of royalty fees paid to Cogent Systems, Inc. (see Note 4).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES

The Company purchases computer hardware and software in connection with the installation of its finger image systems. Inventories are stated at cost not in excess of realizable values.

EQUIPMENT

Equipment is recorded at cost. Depreciation is provided on the straight-line basis over the following estimated service lives:

                                                    YEARS
                                                   -------

        Computer equipment                            3
        Office equipment and other                 3 to 10

Depreciation expense was $536,000 in 1996, $525,000 in 1995 and $647,000 in
1994.

                           THE NATIONAL REGISTRY, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, and has applied this method of accounting for income taxes for all periods presented.

STOCK OPTION ACCOUNTING

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (FAS 123), effective for accounting years beginning after December 15, 1995. FAS 123 provides alternatives for the methods used by entities to record compensation expense associated with its stock-based compensation plans. Additionally, FAS 123 provides further guidance on the disclosure requirements relating to stock-based compensation plans. The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25), and related interpretations in accounting for its stock option grants.

NET LOSS PER COMMON SHARE

Net loss per common share was computed by dividing net loss by the weighted average number of common shares outstanding during the period. Common stock equivalents, relating to convertible Series A preferred stock and exercise of certain stock options were not included in this calculation due to their antidilutive effect.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash equivalents, accounts receivable, notes receivable, investment and accounts payable. The fair value of these instruments approximates their carrying value.

RECLASSIFICATIONS

Certain amounts in the prior year financial statements have been reclassified to conform to the 1996 presentation.

                           THE NATIONAL REGISTRY, INC.

3. STOCK OPTIONS

The Company has an employee stock incentive plan (the SIP) for officers, directors and key employees under which 3,700,000 shares were reserved for issuance as of December 31, 1996. In addition, the Company has granted, outside of the SIP, options to purchase an aggregate of 301,000 shares to certain employees. Options currently granted by the Company generally vest over a three to five-year period.

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB 25), and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Certain previously granted options had exercise prices that were less than the market price of the underlying stock and the Company has recorded compensation expense for these options. Compensation related to stock options is measured at the grant date. The difference between market value of the options, at time of issuance, and their exercise price is charged to stockholders' equity, as unamortized deferred compensation, and amortized to expense over the options' vesting periods. The Company has recognized $109,000, $325,000 and $764,000 as compensation expense in 1996, 1995 and 1994, respectively, relating to compensatory options.

The Company accounts for stock option cancellations by reversing, in the year canceled, amounts recognized as expense in previous years and reducing capital in excess of par value. The Company also reduces deferred compensation expense and capital in excess of par value by the amount of the remaining unamortized deferred compensation expense which relate to the canceled stock options. As a result of the cancellations in 1995, the Company recorded a reduction in previously expensed compensation of $19,000 and reduced unamortized deferred compensation by $106,000. There was no impact in 1996 or 1994.

Pro forma information regarding net income and earnings per share as required by Statement 123 has been determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model

                           THE NATIONAL REGISTRY, INC.

3. STOCK OPTIONS (CONTINUED)

with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rates of 6% and 6.5%; no dividends; volatility factors of the expected market price of the Company's common stock of 1.036 and 1.098 and a weighted-average expected life of the option of 4.5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

In connection with various successful efforts to raise capital, the Company granted 300,000 and 2,500,000 options to various investment bankers in 1996 and 1995, respectively. As these options were granted to non-employees and are considered an additional offering cost, they have been excluded from the pro forma net loss and weighted average fair value calculations below.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows

                                               1995        1996
                                             --------    --------
                                                (IN THOUSANDS)

       Pro forma net loss                    $(5,769)    $(7,879)
       Pro forma loss per share                $(.25)      $(.28)

                           THE NATIONAL REGISTRY, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. STOCK OPTIONS (CONTINUED)

A summary of the Company's stock option activity, and related information for the years ended December 31 follows:

                                           1994                           1995                        1996
                        --------------------------------------------------------------------------------------------
                                                WEIGHTED-                  WEIGHTED-                   WEIGHTED-
                                 OPTIONS         AVERAGE       OPTIONS      AVERAGE         OPTIONS     AVERAGE
                                  (000)      EXERCISE PRICE     (000)     EXERCISE PRICE     (000)    EXERCISE PRICE
                        --------------------------------------------------------------------------------------------
   Outstanding--beginning of      4,406           $2.04          2,646        $2.44          4,324        $1.48
    year
   Granted                          150            1.50          3,719         1.66            791         1.11
   Exercised                       (613)           1.04           (330)        1.39           (230)        1.50
   Canceled/expired              (1,297)           2.46         (1,711)        2.40             (7)        2.25
                                 ------                         ------                       -----

   Outstanding-end of year        2,646           $2.44          4,324        $1.48          4,876        $1.42
                                 ======                         ======                       =====

   Exercisable at end of year     1,497           $2.40          2,941        $1.49          3,274        $2.14
                                 ======                         ======                       =====

   Weighted-average fair
     value of options                              N/A                        $1.59                        $.87
     granted during the
     year

Exercise prices for options outstanding as of December 31, 1996 ranged from $.01 to $3.75. The weighted-average remaining contractual life of those options is eight years.

On March 9, 1995, in consideration for services rendered on behalf of the Company, the Company agreed to lower the exercise price on unexercised stock options to purchase up to 791,000 shares of common stock issued to employees of the Company under the Company's Employee Stock Option Plan. As a result of this action, the Company recorded an additional $74,000 of unamortized deferred compensation during 1995. The vesting schedules of such stock options remained unchanged.

On March 14, 1995, in connection with RMS Limited Partnership's (RMS) purchase of 4,000,000 shares of common stock from the Company (See Note 7), (i) Messrs. Forstmann and Abu-Zayyad agreed to cancel the 500,000 vested stock options previously granted by Mr. Forstmann to Mr. Abu-Zayyad, (ii) the Company and Mr. Forstmann agreed to cancel the 500,000 stock options previously granted by the Company to Mr. Forstmann, and (iii) the Company and Mr. Abu-Zayyad amended the agreement relating to the options previously granted by the Company to Mr. Abu-Zayyad, increasing the number of vested options from 500,000 to 1,000,000. These options expired unexercised in September 1995.

                           THE NATIONAL REGISTRY, INC.

4. TECHNOLOGY LICENSE

The Company maintains a license agreement (the License Agreement) with Cogent Systems, Inc., the Licensor of certain finger image identification technology (the Software Licensor), pursuant to which the Software Licensor grants the Company exclusive license to all commercial applications of the Software Licensor's finger image identification technology and nonexclusive rights for most governmental applications, subject to certain rights of early termination until October 2009. Pursuant to the License Agreement royalties are generally based on revenues of the Company, subject to a minimum annual royalty payment of $500,000 per year, through October 1, 2009. In order for the Company to maintain the License Agreement beyond October 1, 1999, the Company will also be obligated to pay the Software Licensor a fee of $10 million on or before October 1, 1999. Royalties under this agreement are charged to Selling and Marketing expense and were $623,000 and $500,000 for 1996 and 1995, respectively.

5. INCOME TAXES

As of December 31, 1996, the Company had net operating loss carryforwards of approximately $14,483,000 for federal income tax purposes which expire at various dates through 2011. The difference between the net operating loss carryforward for federal income tax purposes and the deficit accumulated for financial reporting arises primarily from temporary differences associated with the Company's start-up expenses which were capitalized for income tax purposes and, beginning January 1995, are being ratably amortized to expense over a 60-month period.

These temporary differences and net operating loss carryforwards give rise to a deferred tax asset of $9,104,000 and $9,411,000 as of December 31, 1996 and 1995, respectively, based on a combined federal and state statutory rate of 37.7%. Due to the uncertainty of achieving taxable income sufficient to realize the deferred tax asset, a valuation allowance of $9,104,000 and $9,411,000 was recorded as of December 31, 1996 and 1995, respectively, which fully offset the deferred tax asset.

If all options currently outstanding were to be exercised, a changed in ownership would occur which could limit the future deductibility of the net operating loss carryforwards.

                           THE NATIONAL REGISTRY, INC.

6. STOCKHOLDERS' EQUITY

The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company remaining after provision for payment of liabilities and after holders of the preferred stock receive a liquidation preference of $100 per share.

The preferred stock is convertible at the option of the holder and will automatically be converted into 6,336,154 shares of common stock, or approximately 15.5% of the common stock of the Company (after giving effect to such conversion), upon the satisfaction of certain conditions. The preferred stock and, when issued, the common stock, is subject to an irrevocable proxy in favor of J. Anthony Forstmann, which shall terminate, for among other reasons, on the date Mr. Forstmann and the members of his family in the aggregate cease to control greater than 20% of the voting power of the capital stock entitled to vote in the election of directors of the Company.

The holders of preferred stock shall not be entitled to vote on any matters submitted to the stockholders of the Company, except as required by applicable law. Through December 31, 1996, no dividends have been declared for this preferred stock. Under the preferred stock purchase agreement, the shareholder has the right of first refusal to purchase a pro rata share of any new stock issuances for a period of five years.

On August 5, 1994, the Company issued 376,700 shares of common stock to three foreign investors pursuant to an offering under Regulation S promulgated under the Securities Act of 1933, as amended, at a purchase price of $2.00 per share net of all expenses of the offering resulting in net proceeds of $751,000 (the Financing). In connection with the Financing, the Company issued to Sands Brothers & Co., Inc., the placement agent involved in the Financing (the Placement Agreement), warrants to purchase 37,600 shares of common stock at an exercise price of $3.60 per share. Such warrants are exercisable at any time and expire on August 5, 1997. The Company has also agreed to certain registration rights with respect to the warrants issued in connection with the Financing. Because the Company failed to file a registration statement with respect to the shares underlying such warrants, as required under the agreement governing the registration rights, the Placement Agent was issued an additional 37,600 warrants having the same terms as described above.

                           THE NATIONAL REGISTRY, INC.

6. STOCKHOLDERS' EQUITY (CONTINUED)

On October 5, 1994, J. Anthony Forstmann, majority stockholder, gifted 165,000 shares of his stock to a consultant of the Company in lieu of cash compensation. The Company recorded $195,000, the market value on the date of gift, as noncash compensation expense with a corresponding increase to capital in excess of par value.

In connection with various efforts to raise capital, none of which were consummated, on October 11, 1994, the Company granted 150,000 shares of the Company's common stock to Phoenix Partners, an investment banking firm, at no cost, in lieu of cash compensation. In 1994, the Company recorded $183,000, the market value on that date, as noncash compensation expense with a corresponding increase to capital in excess of par value and common stock. These shares were issued on February 13, 1995.

On March 14, 1995, RMS acquired, for a cash purchase price of $4.0 million, 4,000,000 shares of common stock and an option to acquire up to 1,500,000 shares of common stock, which option is currently exercisable, at the following exercise prices: 600,000 shares at $1.00 per share, 300,000 shares at $1.50 per share, 300,000 shares at $2.00 per share and 300,000 shares at $2.50 per share. In addition, an option to purchase up to 1,000,000 shares of common stock was granted by the Company to Santangelo, which option is currently exercisable, at the following exercise prices: 400,000 shares at $1.00 per share, 200,000 shares at $1.50 per share, 200,000 shares at $2.00 per share and 200,000 shares at $2.50 per share. As part of such transaction, J. Anthony Forstmann, RMS and Santangelo entered into a stockholders' voting agreement, dated as of March 14, 1995, pursuant to which Mr. Forstmann and RMS agreed to vote for a director nominated by the other and not to vote certain shares of common stock beneficially owned in favor of certain specified stockholder actions unless mutually agreed upon.

On January 29, 1996, the Company completed an equity financing pursuant to which certain investors purchased from the Company 800 shares of Series B preferred stock for an aggregate purchase price of $8.0 million before commissions and expenses (the Series B Preferred Stock Private Placement). Shares of Series B preferred stock were convertible at the option of the holder into shares of common stock, based upon a defined conversion formula. Until conversion, the Series B preferred stock accreted dividends at a rate of 8% per year. Prior to conversion, the Company accreted dividends of $303,000. As of December 31, 1996, all holders of Series B preferred stock had converted their shares into an aggregate of 9,927,000 shares of the Company's common stock.

                           THE NATIONAL REGISTRY, INC.

6. STOCKHOLDERS' EQUITY (CONTINUED)

In connection with the Series B Preferred Stock Private Placement, the Company issued to Swartz Investments, LLC, the placement agent involved in the Series B Preferred Stock Private Placement, warrants to purchase 284,585 shares of common stock at an exercise price of $2.53 per share. Such warrants are exercisable at any time and expire on January 29, 2001. The Company has also agreed to certain registration rights with respect to such warrants.

7. COMMITMENTS AND CONTINGENCIES

The Company leases office space under various non cancelable operating leases and is committed under a technology license agreement for certain royalty payments (see Note 4). Future minimum payments under these commitments are as follows:

            YEARS ENDING                                      DECEMBER 31
            ------------                                      -----------

               1997                                           $   641,000
               1998                                               629,000
               1999                                            10,629,000
               2000                                               532,000
               2001                                               500,000
                                                              -----------
                                                              $12,931,000
                                                              ===========

Rent and lease expense was $222,000, $85,000 and $120,000 for 1996, 1995 and
1994, respectively.

8. DEFINED CONTRIBUTION RETIREMENT PLAN

The Company offers an employee benefit plan pursuant to Section 401(k) of the Internal Revenue Code (the Plan) covering substantially all employees. Matching employer contributions are set at the discretion of the Board of Directors. There were no contributions made for 1996, 1995 or 1994.

                           THE NATIONAL REGISTRY, INC.

9. SUBSEQUENT EVENTS

On February 6, 1997, The National Registry, Inc. (the "Company") completed a new financing pursuant to which two accredited investment funds purchased from the Company an aggregate of 350,000 shares of Series C Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), for a gross cash purchase price of $7 million before commissions and expenses. Shares of the Series C Preferred Stock are convertible at the option of the holder into shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at the lesser of (i) $2.375 per share or (ii) 82.5% of a floating price equal to the average closing bid price of the Common Stock for the five trading days immediately preceding the date of conversion. The Series C Preferred Stock is convertible, as to one-third of such shares, beginning 121 days after the closing date, as to an additional one-third of such shares, beginning 151 days after the closing date and, as to the remaining shares, beginning 181 days after the closing date. All shares of Series C Preferred Stock issued and outstanding as of February 4, 2000 will automatically convert into shares of Common Stock. The Company may redeem the Series C Preferred Stock at any time based on a formula relating to the then applicable conversion price or under certain other circumstances. In addition, as part of such transaction, the Company issued to such accredited investment funds warrants to purchase, within five years of the date of closing, up to 400,000 shares of Common Stock at an exercise price of $2.6125 per share, subject to certain adjustments from time to time. The Company has agreed to file a registration statement for the underlying Common Stock on or prior to March 17, 1997 and to use its reasonable best efforts to cause such registration statement to become effective by June 5, 1997.